   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2001
                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                DRIL-QUIP, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                           74-2162088
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

       13550 HEMPSTEAD HIGHWAY                                   77040
          HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

--------------------------------------------------------------------------------

                     1997 INCENTIVE PLAN OF DRIL-QUIP, INC.
                            (Full title of the plan)

--------------------------------------------------------------------------------

                                LARRY E. REIMERT
                            13550 HEMPSTEAD HIGHWAY
                             HOUSTON, TEXAS  77040
                    (Name and Address of Agent for Service)

                                 (713) 939-7711
                     Telephone Number, Including Area Code,
                              of Agent for Service

                                    copy to:
                                WALTER J. SMITH
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
          Title of                    Amount              Proposed Maximum         Proposed Maximum         Amount of
      Securities to be                 to be             Offering Price Per       Aggregate Offering       Registration
         Registered                 Registered               Share (2)                 Price (2)               Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share (1).........         700,000                  $17.05                 $11,935,000             $2,984
====================================================================================================================================

(1) Includes rights to purchase preferred stock associated with the shares of common stock being registered hereby. No separate consideration is payable for the rights to purchase preferred stock. The registration fee for these securities is included in the fee for the common stock.
(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the New York Stock Exchange on August 30, 2001.

================================================================================

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-47453) filed by Dril-Quip, Inc., a Delaware corporation, with the Securities and Exchange Commission on March 6, 1998 are incorporated herein by reference.

     The following documents are filed as a part of this registration statement or incorporated by reference herein:

 Exhibit
   No.                                                 Description
----------                                             -----------
      *4.5   --   1997 Incentive Plan of Dril-Quip, Inc. (as amended March 16, 2001) (Incorporated herein by reference to Appendix B to the Company's Definitive Proxy Statement dated March 8,
                  2001, for the Annual Meeting of the Stockholders on May 10, 2001 (SEC File No. 1-13439)).

      *4.6   --   Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as
                  rights agent (Incorporated herein by reference to Exhibit 4.3 to the Company's
                  Registration Statement on Form S-1 (Registration No. 333-33447)).

         5   --   Opinion of Baker Botts, L.L.P.

      23.1   --   Consent of Baker Botts L.L.P. (included in Exhibit 5).


      23.2   --   Consent of Ernst & Young LLP.

        24   --   Powers of Attorney (included on the signature page of this Registration Statement).


*    Incorporated herein by reference as indicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of August, 2001.

                              DRIL-QUIP, INC.



                              By:   /s/  J. MIKE WALKER
                                   --------------------------------
                                    J. Mike Walker
                                    Co-Chairman of the Board


                               POWER OF ATTORNEY

     Each person whose signature appears below appoints J. Mike Walker, Gary D. Smith and Larry E. Reimert, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same employee benefit plan filed pursuant to General Instruction E of Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of August, 2001.

                           Signature                                                    Title
                           ---------                                                    -----
/s/  LARRY E. REIMERT                                              Co-Chairman of the Board and Director
----------------------------------------------------------------     (Co-Principal Executive Officer and
     Larry E. Reimert                                                Principal Financial Officer)

/s/  GARY D. SMITH                                                 Co-Chairman of the Board
----------------------------------------------------------------     (Co-Principal Executive Officer)
     Gary D. Smith

/s/  J. MIKE WALKER                                                Co-Chairman of the Board
----------------------------------------------------------------     (Co-Principal Executive Officer)
     J. Mike Walker

/s/  JERRY M. BROOKS                                               Chief Financial Officer
----------------------------------------------------------------     (Principal Accounting Officer)
     Jerry M. Brooks

/s/  GARY W. LOVELESS                                              Director
----------------------------------------------------------------
     Gary W. Loveless

/s/  JAMES M. ALEXANDER                                            Director
----------------------------------------------------------------
     James M. Alexander

/s/  GARY L. STONE                                                 Director
----------------------------------------------------------------
     Gary L. Stone

                                 EXHIBIT INDEX

 Exhibit
   No.                                               Description
----------                                           -----------
      *4.5   --    1997 Incentive Plan of Dril-Quip, Inc. (as amended March 16, 2001) (Incorporated herein by reference to Appendix B to the Company's Definitive Proxy Statement dated March 8,
                   2001, for the Annual Meeting of the Stockholders on May 10, 2001 (SEC File No. 1-13439)).

      *4.6   --    Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as
                   rights agent (Incorporated herein by reference to Exhibit 4.3 to the Company's
                   Registration Statement on Form S-1 (Registration No. 333-33447)).

         5   --    Opinion of Baker Botts L.L.P.

      23.1   --    Consent of Baker Botts L.L.P. (included in Exhibit 5).

      23.2   --    Consent of Ernst & Young LLP.

        24   --    Powers of Attorney (included on the signature page of this Registration Statement).
---------------------------------------------------------------------------------------------------------------------------

*  Incorporated herein by reference as indicated.